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                                                                 Exhibit 23 (ii)

                    CONSENT OF INDEPENDENT PETROLEUM ENGINEER

We hereby consent to the references to us under the headings "Oil and Gas Producing Operations: and "Oil and Gas Reserves" in the Annual Report on Form 10-K of KCS Energy, Inc. for the year ended December 31, 1996.

                                           R. A. Lenser and Associates, Inc.

Houston, Texas
March 26, 1997